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EXHIBIT (a)(1)(vii)

LIBERTY GLOBAL, INC.

OFFER TO PURCHASE FOR CASH
UP TO 5,084,746 SHARES OF ITS SERIES A COMMON STOCK, PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE NOT GREATER THAN $29.50
NOR LESS THAN $26.08 PER SHARE

AND

OFFER TO PURCHASE FOR CASH
UP TO 5,246,590 SHARES OF ITS SERIES C COMMON STOCK, PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE NOT GREATER THAN $28.59
NOR LESS THAN $25.27 PER SHARE

THE TENDER OFFERS, PRORATION PERIODS AND WITHDRAWAL RIGHTS
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 4, 2007
UNLESS EITHER OR BOTH TENDER OFFERS ARE EXTENDED.

To Our Clients:

Enclosed for your consideration is an offer to purchase, dated December 4, 2006, and related letter of transmittal in connection with tender offers being conducted by Liberty Global, Inc., a Delaware corporation ("Liberty Global"). Liberty Global is offering (the "Series A Tender Offer") to purchase for cash up to 5,084,746 shares of its Series A common stock from its stockholders at a purchase price not greater than $29.50 per share nor less than $26.08 per share, net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the Series A Tender Offer. Liberty Global is also offering (the "Series C Tender Offer" and, together with the Series A Tender Offer, the "Tender Offers") to purchase up to 5,246,590 shares of its Series C common stock from its stockholders at a purchase price not greater than $28.59 per share nor less than $25.27 per share, net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the Series C Tender Offer. Each Tender Offer will be conducted upon the terms and subject to the conditions set forth in the offer to purchase, dated December 4, 2006, and the applicable letter of transmittal.

On the terms and subject to the conditions of the Series A Tender Offer, Liberty Global will determine the single per share price, not greater than $29.50 nor less than $26.08 per Series A share, net to the seller in cash, less any applicable withholding taxes and without interest, that Liberty Global will pay for Series A shares properly tendered and not properly withdrawn in the Series A Tender Offer, taking into account the total number of Series A shares so tendered and the prices specified by the tendering stockholders. Liberty Global will select the lowest purchase price that will allow it to purchase 5,084,746 Series A shares pursuant to the Series A Tender Offer, or such fewer number of Series A shares as are properly tendered and not properly withdrawn. Liberty Global refers to the purchase price it selects within the range indicated for its Series A shares as the Series A purchase price.

On the terms and subject to the conditions of the Series C Tender Offer, Liberty Global will determine the single per share price, not greater than $28.59 nor less than $25.27 per Series C share, net to the seller in cash, less any applicable withholding taxes and without interest, that Liberty Global will pay for Series C shares properly tendered and not properly withdrawn in the Series C Tender Offer, taking into account the total number of Series C shares so tendered and the prices specified by the tendering stockholders. Liberty Global will select the lowest purchase price that will allow it to purchase 5,246,590 Series C shares pursuant to the Series C Tender Offer, or such fewer number of Series C shares as are properly tendered and not properly withdrawn. Liberty Global refers to the purchase price it selects within the range indicated for its Series C shares as the Series C purchase price.

Liberty Global will purchase at the applicable purchase price all shares properly tendered before the applicable expiration date (as specified in the offer to purchase) at prices at or below the applicable purchase price and not validly withdrawn, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offers, including the "odd lot," proration and conditional tender provisions thereof. See Section 1 of the offer to purchase. Shares tendered at prices in excess of the applicable purchase price and shares that Liberty Global does not accept for purchase because of the odd lot priority, proration and conditional tender provisions will be returned at Liberty Global's expense to the stockholders who tendered such shares, as promptly as practicable after the applicable expiration date. Liberty Global expressly reserves the right, in its sole discretion, to purchase more than 5,084,746 Series A shares and/or 5,246,590 Series C shares in the Tender Offers, subject to applicable law.

If, at the expiration date for the Series A Tender Offer, more than 5,084,746 shares of Series A common stock (or such greater number of Series A shares as Liberty Global may elect to purchase) are properly tendered and not properly withdrawn at or below the purchase price for the Series A shares, Liberty Global will purchase 5,084,746 Series A shares (or such greater number), on the following basis:

  •
  first, from all of the holders of "odd lots" of less than 100 Series A shares who properly tender all of their Series A shares at or below the purchase price for the Series A shares and do not properly withdraw them before the expiration date for the Series A Tender Offer;

  •
  second, from all other stockholders who properly tender Series A shares at or below the Series A purchase price and do not properly withdraw them, on a pro rata basis (except for stockholders who tendered Series A shares conditionally if the condition was not satisfied); and

  •
  third, only if necessary to permit Liberty Global to purchase 5,084,746 Series A shares (or such greater number of Series A shares as Liberty Global may elect to accept for payment, subject to applicable law), from stockholders who have conditionally tendered Series A shares at or below the Series A purchase price and do not properly withdraw them (if the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Series A shares are conditionally tendered must have tendered all of their Series A shares.

If, at the expiration date for the Series C Tender Offer, more than 5,246,590 shares of Series C common stock (or such greater number of Series C shares as Liberty Global may elect to purchase) are properly tendered and not properly withdrawn at or below the purchase price for the Series C shares, Liberty Global will purchase 5,246,590 Series C shares (or such greater number), on the following basis:

  •
  first, from all of the holders of "odd lots" of less than 100 Series C shares who properly tender all of their Series C shares at or below the purchase price for the Series C shares and do not properly withdraw them before the expiration date for the Series C Tender Offer;

  •
  second, from all other stockholders who properly tender Series C shares at or below the Series C purchase price and do not properly withdraw them, on a pro rata basis (except for stockholders who tendered Series C shares conditionally if the condition was not satisfied); and

  •
  third, only if necessary to permit Liberty Global to purchase 5,246,590 Series C shares (or such greater number of Series C shares as Liberty Global may elect to accept for payment, subject to applicable law), from stockholders who have conditionally tendered Series C shares at or below the Series C purchase price and do not properly withdraw them (if the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Series C shares are conditionally tendered must have tendered all of their Series C shares.

We are the owner of record of Series A shares and/or Series C shares held for your account. As such, we are the only ones who can tender your Series A shares and/or Series C shares, and we may do so only pursuant to your instructions. WE ARE SENDING YOU THE LETTERS OF TRANSMITTAL

FOR YOUR INFORMATION ONLY; YOU CANNOT USE THEM TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Series A shares and/or Series C shares we hold for your account on the terms and subject to the conditions of the Tender Offers.

We call your attention to the following:

1.
The purchase price will be no greater than $29.50 per share nor less than $26.08 per share for Series A common stock and no greater than $28.59 per share nor less than $25.27 per share for Series C common stock, in each case, net to you in cash, without interest.

2.
Neither Tender Offer is conditioned upon any minimum number of shares being tendered. Each Tender Offer is, however, subject to certain other conditions set forth in Section 7 of the offer to purchase.

3.
The Tender Offers, proration periods and withdrawal rights will expire at 5:00 p.m., New York City time, on January 4, 2007, unless Liberty Global extends either or both Tender Offers.

4.
The Series A Tender Offer is for 5,084,746 shares of Series A common stock and the Series C Tender Offer is for 5,246,590 shares of Series C common stock, constituting approximately 2.6%, 2.7% and 2.6% of Liberty Global's outstanding shares of Series A common stock, Series C common and common stock of all series, respectively, outstanding as of November 10, 2006.

5.
If you hold beneficially or of record an aggregate of fewer than 100 Series A shares or Series C shares, and you instruct us to tender on your behalf all such shares at or below the applicable purchase price before the applicable expiration date, Liberty Global, upon the terms and subject to the conditions of the Tender Offers, will accept all such Series A shares or Series C shares for purchase before proration, if any, of the purchase of other Series A shares or Series C shares, respectively, properly tendered at or below the applicable purchase price. To make such an instruction, complete the section captioned "Odd Lots" in the attached applicable Instruction Form.

6.
If you wish to tender portions of your Series A shares or Series C shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Series A shares or Series C shares, as the case may be. We must submit separate letters of transmittal on your behalf for each price you will accept for each portion tendered.

7.
If you wish to condition your tender upon the purchase of all Series A shares or Series C shares tendered by you or upon Liberty Global's purchase of a specified minimum number of such shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. Liberty Global's purchase of Series A shares or Series C shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached applicable Instruction Form. To be eligible for purchase by random lot, beneficial holders whose Series A shares or Series C shares (as the case may be) are conditionally tendered must have tendered all of their shares of Series A common stock or Series C common stock (as the case may be).

8.
The board of directors of Liberty Global has approved the Tender Offers. However, neither Liberty Global nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and at what price.

If you wish to have us tender any or all of your Series A shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form for Series A common stock. If you authorize us to tender your Series A shares, we will tender all such shares unless you specify otherwise on the attached instruction form for Series A common stock. If you wish to have us tender any or all of your Series C shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form for Series C common stock. If you authorize us to tender your Series C shares, we will tender all such shares unless you specify otherwise on the attached instruction form for Series C common stock.

YOUR INSTRUCTION FORM FOR SERIES A COMMON STOCK AND/OR INSTRUCTION FORM FOR SERIES C COMMON STOCK SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE APPLICABLE EXPIRATION DATE. THE TENDER OFFERS, PRORATION PERIODS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 4, 2007, UNLESS LIBERTY GLOBAL EXTENDS EITHER OR BOTH TENDER OFFER.

The Series A Tender Offer is being made solely under the offer to purchase and the applicable letter of transmittal and is being made to all record holders of shares of Series A common stock and the Series C Tender Offer is being made solely under the offer to purchase and the applicable letter of transmittal and is being made to all record holders of shares of Series C common stock. The Tender Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Tender Offers or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Liberty Global may, in its discretion, take any actions necessary for it to make the Tender Offers to its stockholders in any such jurisdiction.

INSTRUCTION FORM FOR SERIES A COMMON STOCK
WITH RESPECT TO

LIBERTY GLOBAL, INC.

OFFER TO PURCHASE FOR CASH
UP TO 5,084,746 SHARES OF ITS SERIES A COMMON STOCK, PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE NOT GREATER THAN $29.50 PER SHARE
NOR LESS THAN $26.08 PER SHARE,

The undersigned acknowledge(s) receipt of the enclosed offer to purchase dated December 4, 2006, and the related letter of transmittal with respect to the Series A common stock of Liberty Global, Inc., a Delaware corporation ("Liberty Global"), which, as may be amended and supplemented from time to time, together constitute the tender offer (the "Series A Tender Offer") by Liberty Global to purchase up to 5,084,746 shares of its Series A common stock, par value $0.01 per share, at a purchase price not greater than $29.50 per share nor less than $26.08 per share, net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the Series A Tender Offer.

The undersigned understands that, on the terms and subject to the conditions of the Series A Tender Offer, Liberty Global will determine the single per share price, not greater than $29.50 nor less than $26.08 per Series A share, net to the seller in cash, less any applicable withholding taxes and without interest, that Liberty Global will pay for Series A shares properly tendered and not properly withdrawn in the Series A Tender Offer, taking into account the total number of Series A shares so tendered and the prices specified by the tendering stockholders. Liberty Global will select the lowest purchase price that will allow it to purchase 5,084,746 Series A shares pursuant to the Series A Tender Offer, or such fewer number of Series A shares as are properly tendered and not properly withdrawn. Liberty Global refers to the purchase price it selects within the range indicated for its Series A shares as the Series A purchase price.

Series A Shares tendered at prices in excess of the applicable purchase price and shares that Liberty Global does not accept for purchase because of the odd lot priority, proration and conditional tender provisions will be returned at Liberty Global's expense to the stockholders who tendered such shares, as promptly as practicable after the applicable expiration date.

The undersigned hereby instruct(s) you to tender to Liberty Global the number of shares of Series A common stock indicated below or, if no number is indicated, all shares of Series A common stock you hold for the account of the undersigned, at a purchase price per share indicated below, under the terms and subject to the conditions of the Series A Tender Offer.

Aggregate number of shares of Series A common stock to be tendered by you for the account of the undersigned:

                         shares*

*
UNLESS OTHERWISE INDICATED, ALL OF THE SHARES OF SUCH SERIES OF COMMON STOCK HELD FOR THE ACCOUNT WILL BE TENDERED.

CHECK EXACTLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SERIES A SHARES

SERIES A SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE SERIES A TENDER OFFER
(See Instruction 6 of the Letter of Transmittal)

☐
The undersigned wants to maximize the chance of having Liberty Global purchase all Series A shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders Series A shares and is willing to accept the purchase price determined by Liberty Global pursuant to the Series A Tender Offer. If you agree to accept the purchase price determined by Liberty Global, your Series A shares will be deemed to be tendered at the minimum price of $26.08 per share. You should understand that this election may lower the purchase price paid for all purchased Series A shares in the Series A Tender Offer and could result in your Series A shares being purchased at the minimum price of $26.08 per share.

—OR—

SERIES A SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 6 of the Letter of Transmittal)

        By checking one of the boxes below instead of the box above, the undersigned hereby tenders Series A shares at the price checked. This action could result in none of the Series A shares being purchased if the purchase price for the Series A shares is less than the price checked below. A stockholder who desires to tender Series A shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders such shares. You cannot tender the same Series A shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the Offer to Purchase.

Price (in dollars) per Series A share at which Series A shares are being tendered:

☐ $26.08	☐ $26.58	☐ $27.08	☐ $27.58	☐ $28.08	☐ $28.58	☐ $29.08
☐ $26.18	☐ $26.68	☐ $27.18	☐ $27.68	☐ $28.18	☐ $28.68	☐ $29.18
☐ $26.28	☐ $26.78	☐ $27.28	☐ $27.78	☐ $28.28	☐ $28.78	☐ $29.28
☐ $26.38	☐ $26.88	☐ $27.38	☐ $27.88	☐ $28.38	☐ $28.88	☐ $29.38
☐ $26.48	☐ $26.98	☐ $27.48	☐ $27.98	☐ $28.48	☐ $28.98	☐ $29.48
☐ $29.50

You will not have validly tendered your Series A shares unless you check one and only one box in this frame.

ODD LOTS
(See Instruction 11 of the Letter of Transmittal)

        To be completed only if the Series A shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Series A shares. The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 Series A shares, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 Series A shares and is tendering all of such shares.

    In addition, the undersigned is tendering Series A shares either (check one box):

  ☐
  at the price determined by Liberty Global pursuant to the Series A Tender Offer (persons checking this box need not indicate the price per share above); or

  ☐
  at the price per share indicated under the heading "Series A Shares Tendered At Price Determined By Stockholder."

CONDITIONAL TENDER
(See Instruction 7 of the Letter of Transmittal)

        A tendering stockholder may condition his or her tender of Series A shares upon Liberty Global purchasing a specified minimum number of the Series A shares tendered by the tendering stockholder, all as described in Section 6 of the Offer to Purchase "Conditional Tender of Shares." Unless at least that minimum number of Series A shares indicated below is purchased by Liberty Global from the tendering stockholder pursuant to the terms of the Series A Tender Offer, none of the Series A shares tendered by the tendering stockholder will be purchased. It is the tendering stockholder's responsibility to calculate that minimum number of Series A shares that must be purchased from the tendering stockholder if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

  ☐
  The minimum number of Series A shares that must be purchased from the tendering stockholder, if any are purchased, is:             shares.

        If, because of proration, the minimum number of Series A shares designated will not be purchased, Liberty Global may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Series A shares and, if true, checked the following box:

  ☐
  The tendered Shares represent all Series A Shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGNATURE BOX

Signature(s)

Dated:                        , 200

Name(s) and address(es):

(Please Print)
Area code and telephone number:
Taxpayer Identification or Social Security Number:

INSTRUCTION FORM FOR SERIES C COMMON STOCK
WITH RESPECT TO

LIBERTY GLOBAL, INC.

OFFER TO PURCHASE FOR CASH
UP TO 5,246,590 SHARES OF ITS SERIES C COMMON STOCK, PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE NOT GREATER THAN $28.59 PER SHARE
NOR LESS THAN $25.27 PER SHARE

The undersigned acknowledge(s) receipt of the enclosed offer to purchase dated December 4, 2006, and the related letter of transmittal with respect to the Series C common stock of Liberty Global, Inc., a Delaware corporation ("Liberty Global"), which, as may be amended and supplemented from time to time, together constitute the tender offer (the "Series C Tender Offer") by Liberty Global to purchase up to 5,246,590 shares of its Series C common stock, par value $0.01 per share, at a purchase price not greater than $28.59 per share nor less than $25.27 per share, net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the Series C Tender Offer.

The undersigned understands that, on the terms and subject to the conditions of the Series C Tender Offer, Liberty Global will determine the single per share price, not greater than $28.59 nor less than $25.27 per Series C share, net to the seller in cash, less any applicable withholding taxes and without interest, that Liberty Global will pay for Series C shares properly tendered and not properly withdrawn in the Series C Tender Offer, taking into account the total number of Series C shares so tendered and the prices specified by the tendering stockholders. Liberty Global will select the lowest purchase price that will allow it to purchase 5,246,590 Series C shares pursuant to the Series C Tender Offer, or such fewer number of Series C shares as are properly tendered and not properly withdrawn. Liberty Global refers to the purchase price it selects within the range indicated for its Series C shares as the Series C purchase price.

Series C Shares tendered at prices in excess of the applicable purchase price and shares that Liberty Global does not accept for purchase because of the odd lot priority, proration and conditional tender provisions will be returned at Liberty Global's expense to the stockholders who tendered such shares, as promptly as practicable after the applicable expiration date.

The undersigned hereby instruct(s) you to tender to Liberty Global the number of shares of Series C common stock indicated below or, if no number is indicated, all shares of Series C common stock you hold for the account of the undersigned, at a purchase price per share indicated below, under the terms and subject to the conditions of the Series C Tender Offer.

Aggregate number of shares of Series C common stock to be tendered by you for the account of the undersigned:

                         shares*

*
UNLESS OTHERWISE INDICATED, ALL OF THE SHARES OF SUCH SERIES OF COMMON STOCK HELD FOR THE ACCOUNT WILL BE TENDERED.

CHECK EXACTLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SERIES C SHARES

SERIES C SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE SERIES C TENDER OFFER
(See Instruction 6 of the Letter of Transmittal)

☐
The undersigned wants to maximize the chance of having Liberty Global purchase all Series C shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders Series C shares and is willing to accept the purchase price determined by Liberty Global pursuant to the Series C Tender Offer. If you agree to accept the purchase price determined by Liberty Global, your Series C shares will be deemed to be tendered at the minimum price of $25.27 per share. You should understand that this election may lower the purchase price paid for all purchased Series C shares in the Series C Tender Offer and could result in your Series C shares being purchased at the minimum price of $25.27 per share.

—OR—

SERIES C SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 6 of the Letter of Transmittal)

        By checking one of the boxes below instead of the box above, the undersigned hereby tenders Series C shares at the price checked. This action could result in none of the Series C shares being purchased if the purchase price for the Series C shares is less than the price checked below. A stockholder who desires to tender Series C shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders such shares. You cannot tender the same Series C shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the Offer to Purchase.

Price (in dollars) per Series C share at which Series C shares are being tendered:

☐ $25.27	☐ $25.77	☐ $26.27	☐ $26.77	☐ $27.27	☐ $27.77	☐ $28.27
☐ $25.37	☐ $25.87	☐ $26.37	☐ $26.87	☐ $27.37	☐ $27.87	☐ $28.37
☐ $25.47	☐ $25.97	☐ $26.47	☐ $26.97	☐ $27.47	☐ $27.97	☐ $28.47
☐ $25.57	☐ $26.07	☐ $26.57	☐ $27.07	☐ $27.57	☐ $28.07	☐ $28.57
☐ $25.67	☐ $26.17	☐ $26.67	☐ $27.17	☐ $27.67	☐ $28.17	☐ $28.59

You will not have validly tendered your Series C shares unless you check one and only one box in this frame.

ODD LOTS
(See Instruction 11 of the Letter of Transmittal)

        To be completed only if the Series C shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Series C shares. The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 Series C shares, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 Series C shares and is tendering all of such shares.

    In addition, the undersigned is tendering Series C shares either (check one box):

  ☐
  at the price determined by Liberty Global pursuant to the Series C Tender Offer (persons checking this box need not indicate the price per share above); or

  ☐
  at the price per share indicated under the heading "Series C Shares Tendered At Price Determined By Stockholder."

CONDITIONAL TENDER
(See Instruction 7 of the Letter of Transmittal)

        A tendering stockholder may condition his or her tender of Series C shares upon Liberty Global purchasing a specified minimum number of the Series C shares tendered by the tendering stockholder, all as described in Section 6 of the Offer to Purchase "Conditional Tender of Shares." Unless at least that minimum number of Series C shares indicated below is purchased by Liberty Global from the tendering stockholder pursuant to the terms of the Series C Tender Offer, none of the Series C shares tendered by the tendering stockholder will be purchased. It is the tendering stockholder's responsibility to calculate that minimum number of Series C shares that must be purchased from the tendering stockholder if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

  ☐
  The minimum number of Series C shares that must be purchased from the tendering stockholder, if any are purchased, is:             shares.

        If, because of proration, the minimum number of Series C shares designated will not be purchased, Liberty Global may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Series C shares and, if true, checked the following box:

  ☐
  The tendered Shares represent all Series C shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGNATURE BOX

Signature(s)

Dated:                        , 200

Name(s) and address(es):

(Please Print)
Area code and telephone number:
Taxpayer Identification or Social Security Number:

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  EXHIBIT (a)(1)(vii)